UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.  Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sale of our discontinued cleaned coal operations, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters.  Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Actual results may vary materially from such expectations.  Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements.  Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2012, Quarterly Reports on Form 10-Q, and other periodic filings.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors.  Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2012, Tapco International Corporation (“Tapco”), a wholly-owned subsidiary of Headwaters Incorporated (“Headwaters”), entered into an asset purchase agreement (the “Agreement”) with Kleer Lumber, Inc., a Massachusetts corporation (“Kleer”), Louis H. Price, Walter F. Valentine and Jo-Anne G. Price.  Kleer is a manufacturer of high quality and eco-friendly cellular PVC trim board and moulding products. Under the Agreement, Tapco will acquire substantially all of Kleer’s assets for a purchase price of $43 million, subject to a working capital adjustment.  The obligation of the parties to consummate the transaction set forth in the Agreement is subject to certain conditions, including the accuracy of the other party’s representations and warranties (subject to certain materiality qualifications) and compliance by the other parties with their covenants under the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report. The related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 13, 2012, Headwaters amended its $70 million asset based loan credit facility (the “ABL”). Among other things, the ABL amendment provides for the exclusion of the Kleer acquisition from the existing permitted acquisition limitations of $10 million annually and $30 million cumulatively. It also provides flexibility in funding the Kleer acquisition with ABL borrowings not greater than $15 million.  The amendment is filed as Exhibit 4.9.7 to this report.

Item 8.01. Other Events.

In a press release dated December 17, 2012, Headwaters announced that it commenced the offering of up to 7,600,000 million shares of Headwaters’ common stock in a registered offering. The related press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Tapco International Corporation and Kleer Lumber, Inc. and Louis H. Price, Walter F. Valentine and Jo-Anne G. Price, dated as of December 14, 2012*
4.9.7	Seventh Amendment to Loan and Security Agreement, dated as of December 13, 2012 among Headwaters, certain Headwaters subsidiaries and certain lenders named therein
99.1	Press release of Headwaters Incorporated dated December 17, 2012 relating to the entry into an agreement to acquire the assets and business of Kleer Lumber, Inc.
99.2	Press release of Headwaters Incorporated dated December 17, 2012 announcing a proposed public offering of common stock

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Headwaters agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEADWATERS INCORPORATED

Date: December 17, 2012	By:	/s/ Kirk A. Benson
	Name:	Kirk A. Benson
	Title:	Chief Executive Officer